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                                                                  EXHIBIT 99.2

                               ARTICLES OF MERGER

                                     MERGING

                             MTECH ACQUISITION, INC.
                    (a Corporation of the State of Delaware)

                                      INTO

                            GENEX TECHNOLOGIES, INC.
                    (a Corporation of the State of Maryland)


         FIRST: MTECH Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware, and Genex Technologies, Inc., a corporation organized and existing under the laws of the State of Maryland, agree that MTECH Acquisition, Inc. shall be merged into Genex Technologies, Inc. The terms and conditions of the merger and the mode carrying the same into effect are as herein set forth in these articles of merger.

         SECOND: Genex Technologies, Inc., a corporation organized and existing under the laws of the State of Maryland, shall survive the merger and shall continue under the name Genex Technologies, Inc.

         THIRD: The parties to the articles of merger are Genex Technologies, Inc., a corporation organized and existing under the laws of the State of Maryland, and MTECH Acquisition, Inc., a corporation incorporated on the 10th day of February, 2005 under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock of all classes which MTECH Acquisition, Inc. has authority to issue is one hundred (100) shares of common stock of the par value of .0001 Dollars ($.0001) each, of the aggregate par value of .01 Dollars ($.01).

         Prior to the merger contemplated by these Articles of Merger the total number of shares of stock of all classes which Genex Technologies, Inc. has authority to issue is 20,000,000 shares of common stock without par value.

         Subsequent to the merger contemplated by these Articles of Merger the total number of shares of stock of all classes which Genex Technologies, Inc. has authority to issue is 20,000,000 shares of common stock without par value.

         FIFTH: The manner and basis of converting or exchanging issued stock of the merged corporation into different stock or other consideration and the manner of dealing with any issued stock of the merged corporations not to be so converted or exchanged shall be as follows:

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         The shares of common stock of Genex Technologies, Inc. issued and outstanding at the effective time of the merger, shall be automatically converted into the right to receive in the aggregate (i) Three Million Dollars ($3,000,000) in cash; (ii) that number of shares of common stock, par value $0.0001 per share, of Markland Technologies, Inc., a Florida corporation and indirect parent of MTECH Acquisition, Inc., having a value of Seven Million Dollars ($7,000,000.00), determined in accordance with an Agreement and Plan of Merger among MTECH Acquisition, Inc., Genex Technologies, Inc., Markland Technologies, Inc. and Jason Geng; and (iii) certain potential contingent payments.

         SIXTH: The principal office of Genex Technologies, Inc., organized under the laws of the State of Maryland, is located in the County of Montgomery, State of Maryland.

         Said Genex Technologies, Inc., the merged corporation, owns no property, the title to which could be affected by the recording of an instrument among the Land Records.

         SEVENTH: The terms and conditions of the transaction set forth in the articles were advised, authorized, and approved by each corporation party to the articles in the manner and by the vote required by its charter and the laws of the place where it is organized.

         EIGHTH: The merger was (a) duly advised by the board of directors of Genex Technologies, Inc., the surviving corporation, by the adoption, on February 10, 2005, of a resolution, declaring that the merger herein proposed was advisable substantially upon the terms and conditions set forth in these articles of merger and directing that the proposed articles of merger be submitted for action thereon by written consent to the stockholders of said corporation, and (b) duly approved by the stockholders of said corporation by said written consent of the stockholders dated February 10, 2005 by the affirmative vote of all of the holders of each class of stock entitled to vote separately thereon.

         NINTH: The terms and conditions as set forth in these articles of merger were approved in the following manner. The merger to be effected by these articles of merger was duly advised and authorized and approved by Genex Technologies, Inc. in the manner and by the vote required by the laws of the State of Maryland and by the charter of the said corporation.




                          ****************************


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         IN WITNESS WHEREOF, MTECH Acquisition, Inc. and Genex Technologies,
Inc., the corporations parties to the merger, have caused these articles of merger to be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries or assistant secretaries all as of the __ day of February, 2005.


                                                  MTECH ACQUISITION, INC.



                                                  By /s/ Robert J. Tarini
                                                     ---------------------------
                                                     Robert J. Tarini, President

Attest:   (Witness:)


/s/ Robert J. Tarini
----------------------------
Robert J. Tarini, Secretary

                                                  GENEX TECHNOLOGIES, INC.


                                                  By /s/ Jason Geng
                                                     ---------------------------
                                                     Jason Geng, President

Attest: (Witness)


/s/ Jason Geng
----------------------------
Jason Geng, Secretary



         THE UNDERSIGNED, President of MTECH Acquisition, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and the facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                 MTECH ACQUISITION, INC.

                                                 By: /s/ Robert J. Tarini
                                                     ---------------------------
                                                     Robert J. Tarini, President


         THE UNDERSIGNED, President of Genex Technologies, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                 GENEX TECHNOLOGIES, INC.


                                                 By: /s/ Jason Geng
                                                     ---------------------------
                                                     Jason Geng, President